EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-124296) pertaining to the AK Steel Holding Corporation Stock Incentive Plan (as amended and restated as of January 16, 2003),

(2)	Registration Statement (Form S-8 No. 333-168541) pertaining to the AK Steel Holding Corporation Stock Incentive Plan (as amended and restated as of March 18, 2010),

(3)	Registration Statement (Form S-8 No. 333-199853) pertaining to the AK Steel Holding Corporation Stock Incentive Plan (as amended and restated as of March 20, 2014),

(4)	Registration Statement (Form S-3 No. 333-194078) of AK Steel Holding Corporation and AK Steel Corporation (as amended as of September 8, 2014),

(5)	Registration Statement (Form S-3 No. 333-210785) of AK Steel Holding Corporation and AK Steel Corporation (as amended as of March 16, 2017),

(6)	Registration Statement (Form S-8 No. 333-212777) pertaining to the AK Steel Holding Corporation Stock Incentive Plan (as amended and restated as of May 26, 2016),

(7)	Registration Statement (Form S-3 No. 333-229723) of AK Steel Holding Corporation and AK Steel Corporation (as amended as of February 15, 2019),

(8)	Registration Statement (Form S-8 No. 333-232433) pertaining to the AK Steel Holding Corporation 2019 Omnibus Supplemental Incentive Plan (as of June 28, 2019), and

(9)	Registration Statement (Form S-4 No. 333-235855) of Cleveland-Cliffs Inc. (as amended as of February 4, 2020);

of our reports dated February 20, 2020, with respect to the consolidated financial statements of AK Steel Holding Corporation and the effectiveness of internal control over financial reporting of AK Steel Holding Corporation included in this Annual Report (Form 10-K) of AK Steel Holding Corporation for the year ended December 31, 2019.

/s/ ERNST & YOUNG LLP
Cincinnati, Ohio
February 20, 2020